UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

    Merrill Lynch & Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7182	13-2740599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York 10080

(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code: (212) 449-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement

On December 3, 2004, Merrill Lynch & Co., Inc. (the “Company”) entered into an Underwriting Agreement for Debt Securities and Warrants with Merrill Lynch, Pierce, Fenner & Smith Incorporated. On December 15, 2004, the Company entered into a Distribution Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to its Medium-Term Notes Due 9 Months or More from Date of Issue. On December 15, 2004, the Company entered into a Distribution Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to its Merrill Lynch CoreNotes Due Nine Months or More from Date of Issue. These documents are filed as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits

(c) EXHIBITS

(1)	Underwriting Agreement

	1.01	Underwriting Agreement for Debt Securities and Warrants, dated December 3, 2004, between Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

	1.02	Distribution Agreement for Medium-Term Notes Due 9 Months or More from Date of Issue, dated December 15, 2004, between Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

	1.03	Distribution Agreement for Merrill Lynch CoreNotes Due Nine Months or More from Date of Issue, dated December 15, 2004, between Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)

By:	/s/ John Laws
John Laws
Assistant Treasurer

Date: December 21, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS TO CURRENT REPORT ON

FORM 8-K DATED DECEMBER 21, 2004

Commission File Number 1-7182

Exhibit Index

Exhibits	Description
(1)	Underwriting Agreement

	1.01	Underwriting Agreement for Debt Securities and Warrants, dated December 3, 2004, between Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

	1.02	Distribution Agreement for Medium-Term Notes Due 9 Months or More from Date of Issue, dated December 15, 2004, between Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

	1.03	Distribution Agreement for Merrill Lynch CoreNotes Due Nine Months or More from Date of Issue, dated December 15, 2004, between Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.